In re Farmland Pipe Line, Inc.	Case No. 02-50565

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF DECEMBER, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ 20,328.14
Materials	$ -
Direct Labor	$ -
Overhead	$ 20,328.14
Gross Profit		$ (20,328.14)

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ -
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ -
Other Expenses-includes income tax expense and other income	$ 8,131.26
Total Operating Expenses		$ 8,131.26
Net Income (Loss)		$ (28,459.40)

CURRENT ASSETS
Accounts Receivable at end of month		$ 18,421.87
Increase (Decrease) in AR for month		$ (98,955.89)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ -
Increase (Decrease) in Cash for month		$ -

LIABILITIES
Increase (Decrease) in pre-petition debt		$ -
Increase (Decrease) in post-petition debt		$ (75,924.92)
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (189,062.31)
Total Taxes Payable		$ (189,062.31)

Footnote:
Fed Income Tax (Pre)	$ -
Fed Income Tax (Post)	$ (189,062.31)